SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement Under
THE SECURITIES ACT OF 1933

CEL-SCI CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

84-0916344	8229 Boone Blvd. #802 Vienna, Virginia 22182 (703) 506-9460
(IRS Employer I.D. Number)	(Address, including zip code, and telephone number including area of principal executive offices)

Geert Kersten
8229 Boone Blvd. #802
Vienna, Virginia 22182
(703) 506-9460
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William T. Hart, Esq.
Hart & Hart
1624 Washington Street
Denver, Colorado 80203
(303) 839-0061

As soon as practicable after the effective date of this Registration Statement
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Securities to be Registered	Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock offered by selling shareholders	613,792	$14.92	$157,777	$1,189

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CEL-SCI CORPORATION
Common Stock

By means of this prospectus:

●
a number of our warrant holders are offering to sell up to 563,792 shares of our common stock which are issuable upon the exercise of our outstanding warrants and

●
a shareholder is offering 50,000 shares of common stock which we issued in payment of amounts we owe to the shareholder for services provided in connection with our Phase III clinical trial.

On May 26, 2020, we lowered the exercise price of our Series V warrants to $13.75 per share and extended the expiration date of the warrants to June 25, 2020. The Series V warrants were originally issued as part of a financing on May 28, 2015. For each Series V warrant exercised on or before June 10, 2020 the former holder of the Series V warrant received one Series XX warrant. Every Series XX warrant will allow the holder to purchase one share of our common stock at a price of $18.00 per share at any time on or before September 10, 2020. As of June 10, 2020, 461,953 Series V warrants had been exercised entitling the former holders of the Series V warrants to 461,953 Series XX warrants. For each Series V warrant exercised after June 10, 2020 but on or before June 25, 2020 the former holder of the Series V warrant received one Series YY warrant. Every two Series YY warrants will allow the holder to purchase one share of our common stock at a price of $20.00 per share at any time on or before September 25, 2020. As of June 25, 2020, 203,678 Series V warrants had been exercised entitling the former holders of the Series V warrants to 101,839 Series YY warrants.

We have agreed to pay Dawson James Securities, Inc. 3.5% of the amount received from the exercise of each Series V warrant.

The warrant holders are sometimes referred to in this prospectus as the “selling shareholders”.

Although we will receive proceeds if any of the warrants are exercised, we will not receive any proceeds from the sale of the common stock by the selling shareholders. We will pay for the expenses of this offering which are estimated to be $30,000.

Our common stock is traded on the NYSE American under the symbol CVM. On June 30, 2020, the closing price for our common stock was $14.92.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF OUR 2019 ANNUAL REPORT ON FORM 10-K/A WHICH IS INCORPORATED BY REFERENCE.

The date of this prospectus is July __, 2020

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you should read this entire prospectus carefully, including the documents incorporated by reference, in this prospectus before making an investment decision.

Our Company
We are dedicated to research and development directed at improving the treatment of cancer and other diseases by using the immune system, the body’s natural defense system. We are currently focused on the development of the following product candidates and technologies:

1)
Multikine® (Leukocyte Interleukin, Injection), or Multikine, an investigational immunotherapy under development for the potential treatment of certain head and neck cancers;

2)
L.E.A.P.S. (Ligand Epitope Antigen Presentation System) technology, or LEAPS, with two investigational therapies, CEL-2000 and CEL-4000, vaccine product candidates under development for the potential treatment of rheumatoid arthritis, LEAPS-H1N1-DC, a product candidate under development for the potential treatment of pandemic influenza in hospitalized patients, and LEAPS COVID-19 vaccine product candidate under development to potentially treat/prevent COVID-19 coronavirus.

             We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182. Our telephone number is 703-506-9460 and our web site is www.cel-sci.com. Except for the information incorporated by reference, the information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

Our common stock is publicly traded on the NYSE American under the symbol “CVM”. The high and low closing prices of our common stock, as reported by the NYSE American, during the three months ended June 30, 2020 were $18.00 and $9.64, respectively.

As of June 30, 2020, we had 38,522,236 outstanding shares of common stock. This number excludes 13,410,561 shares that may be issued upon the exercise of outstanding warrants and options with a weighted average exercise price of $7.34 per share.

Recent Developments

We announced on April 23, 2020 that the Independent Data Monitoring Committee (IDMC) for our Phase 3 clinical trial of Multikine had completed its most recent review of the Phase 3 study data, which it performs periodically at regular intervals as required by our study protocol. The data from all 928 enrolled patients were provided to the IDMC by the clinical research organization (CRO) responsible for data management of this Phase 3 study.

The IDMC recommended that we continue the trial until the appropriate number of events have occurred.

IDMCs are committees commonly used by sponsors of clinical trials to protect the interests of the patients and the integrity of the study data in ongoing trials, especially when the trials involve patients with life threatening diseases, and when, as in cancer clinical trials, they extend over long periods of time. The continuation of our Phase 3 trial could be the result of factors other than Multikine and may not be indicative of a potential positive outcome for the trial.

On May 4, 2020 we announced that our pivotal Phase 3 head and neck cancer study of Multikine (Leukocyte Interleukin, Inj.) immunotherapy had reached the targeted threshold of 298 events (deaths) required to conduct the data evaluation. We are now in the phase that involves database lock and final analysis of the trial results. Given that the CROs, not CEL-SCI, are running these activities and the uncertainties surrounding COVID 19 and its effect on travel and hospitals, we cannot give a reliable timeline. We will continue to remain blinded to the study results throughout this process. We will be advised of the results when the analysis is completed and the study results will be announced to the public at that time.

The Offering

By means of this prospectus:

●
a number of our warrant holders are offering to sell up to 563,792 shares of our common stock which are issuable upon the exercise of our outstanding warrants and

●
a shareholder is offering 50,000 shares of common stock which we issued in payment of amounts we owe to the shareholder for services provided in connection with our Phase III clinical trial.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and our need for additional capital.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●
our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2019;

●
our Quarterly Report on Form 10-Q for the period ended December 31, 2019;

●
our Quarterly Report on Form 10-Q for the period ended March 31, 2020;

●
our Current Reports on Form 8-K filed with the SEC on October 15, 2019, December 23, 2019, December 26, 2019, February 20, 2020, March 24, 2020, April 17, 2020 and May 26, 2020;

●
our Proxy Statement relating to our April 17, 2020 Annual Meeting of Shareholders;

 The documents incorporated by reference contain important information concerning:

●
our Business;

●
Risk Factors relating to an investment in our securities;

●
our Management and matters relating to Corporate Governance;

●
our Principal Shareholders; and

●
our Financial Statements and our Management’s Discussion of our Results of Operations and our Financial Conditions;

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference above, including exhibits. Requests should be directed to:

CEL-SCI Corporation
8229 Boone Blvd., #802
Vienna, Virginia 22182
(703) 506-9460

The documents incorporated by reference may be accessed at our website: www.cel-sci.com.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to:

●
the progress and timing of, and the amount of expenses associated with, our research, development and commercialization activities for our product candidates, including Multikine;

●
our expectations regarding the timing, costs and outcome of any pending or future litigation matters, lawsuits or arbitration proceeding;

●
the success of our clinical studies for our product candidates;

●
our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

●
our expectations regarding federal, state and foreign regulatory requirements;

●
the therapeutic benefits and effectiveness of our product candidates;

●
the safety profile and related adverse events of our product candidates;

●
our ability to manufacture sufficient amounts of Multikine or our other product candidates for use in our clinical studies or, if approved, for commercialization activities following such regulatory approvals;

●
our plans with respect to collaborations and licenses related to the development, manufacture or sale of our product candidates;

●
business disruption and related risks resulting from the recent pandemic of the novel coronavirus 2019 (COVID-19);

●
our expectations as to future financial performance, expense levels and liquidity sources;

●
our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

●
anticipated trends and challenges in our potential markets;

●
our ability to attract, retain and motivate key personnel;

●
our ability to continue as a going concern; and

●
our liquidity.

All forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements contained in this prospectus and any document incorporated reference in this prospectus, speak only as of their respective dates. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus and the documents that are incorporated by reference into this prospectus may not occur and actual results could differ materially from those anticipated or implied in such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

RISK FACTORS

In addition to risks disclosed in the documents we incorporate by reference, potential investors should be aware of the following additional risks.

Risks Related to our Business

 We face business disruption and related risks resulting from the recent pandemic of the novel coronavirus 2019 (COVID-19), which could have a material adverse effect on our business plan.

The development of our product candidates could be disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. The spread of SARS CoV-2 from China to other countries has resulted in the Director General of the World Health Organization declaring COVID-19 a pandemic on March 11, 2020. International stock markets have reflected the uncertainty associated with the slow-down in the world economies. The significant declines in the Dow Industrial Average were largely attributed to the effects of COVID-19. We are still assessing our business plans and the impact COVID-19 may have on our ability to conduct our preclinical studies and clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-019 or its consequences, including downturns in business sentiment generally. The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

Risks Related to this Offering

A provision in our Bylaws regarding shareholder claims may not be enforceable.

Article X of our bylaws provides that stockholder claims brought against us, or our officers or directors, including any derivative claim or claim purportedly filed on our behalf, must be brought in the U.S. District Court for the district of Delaware.

Although it is our intent that this provision applies to actions arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 there is uncertainty as to whether a court would enforce this provision since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations under the Securities Act.

In addition, since this provision in our bylaws applies to state law claims there is uncertainty as to whether any court would enforce this provision.

DILUTION

As of March 31, 2020, we had a net tangible book value of $0.32 per share. An investor purchasing shares in this offering will suffer dilution equal in amount to the difference between the price paid for the shares and our net tangible book value at the time of purchase.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 600,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Article X of our bylaws provides that stockholder claims brought against us, or our officers or directors, including any derivative claim or claim purportedly filed on our behalf, must be brought in the U.S. District Court for the district of Delaware.

Although it is our intent that this provision applies to actions arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 there is uncertainty as to whether a court would enforce this provision since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations under the Securities Act.

In addition, since this provision in our bylaws applies to state law claims there is uncertainty as to whether any court would enforce this provision.

SELLING SHAREHOLDERS

On May 26, 2020, we lowered the exercise price of our Series V warrants to $13.75 per share and extended the expiration date of the warrants to June 25, 2020. The Series V warrants were originally issued as part of a financing on May 28, 2015. For each Series V warrant exercised on or before June 10, 2020 the former holder of the Series V warrant received one Series XX warrant. Every Series XX warrant will allow the holder to purchase one share of our common stock at a price of $18.00 per share at any time on or before September 10, 2020. As of June 10, 2020, 461,953 Series V warrants had been exercised entitling the former holders of the Series V warrants to 461,953 Series XX warrants. For each Series V warrant exercised after June 10, 2020 but on or before June 25, 2020 the former holder of the Series V warrant received one Series YY warrant. Every two Series YY warrants will allow the holder to purchase one share of our common stock at a price of $20.00 per share at any time on or before September 25, 2020. As of June 25, 2020, 203,678 Series V warrants had been exercised entitling the former holders of the Series V warrants to 101,839 Series YY warrants.

We have agreed to pay Dawson James Securities, Inc. 3.5% of the amount received from the exercise of each Series V warrant.

We have issued 50,000 shares of our common stock to Ergomed plc in payment of services provided by Ergomed in connection with our Phase III clinical trial. Ergomed has the option to sell these 50,000 shares by means of this prospectus.

The warrant holders and Ergomed are sometimes referred to in this prospectus as the “selling shareholders”.

We will not receive any proceeds from the sale of the securities by the selling shareholders. We will pay all costs of registering the securities offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,000. The selling shareholders will pay all sales commissions and other costs of the sale of their shares.

The selling shareholders are listed below.

Name of Selling Shareholder	Shares Owned	Warrant Series	Shares issuable upon exercise of warrants	Shares to be sold in this offering	Share ownership after offering
Alex James Tringas	-	Series XX	2,532	2,532	-
Alexis Tringas	-	Series XX	1,416	1,416	-
Andrew D. Schwartz	-	Series XX	6,000	6,000	-
Andrew Gulino	-	Series XX	152	152	-
Andrew William McAlpine	-	Series XX	1,601	1,601	-
Auxol Capital LLC	-	Series XX	4,000	4,000	-
Barry Batson	-	Series XX	1,140	1,140	-
Brad Cleaves	-	Series XX	1,012	1,012	-
Brian Arnold	-	Series XX	264	264	-
Brian J. & Patricia Stout	-	Series XX	684	684	-
BRR Palm Irr Tr	-	Series XX	6,000	6,000	-
Charles E. Mueller & Michele Mueller JTWROS	-	Series XX	1,012	1,012	-
Chaskel Frankl	-	Series XX	1,264	1,264	-
D&C Construction	-	Series XX	1,264	1,264	-
DAFNA LifeScience Select LP	-	Series XX	12,068	12,068	-
Daniel C. Willaby	-	Series XX	1,264	1,264	-
Daniel J. Corey	-	Series XX	7,596	7,596	-
Daniel M. Foley	-	Series XX	2,139	2,139	-
Daniel Shalhoub	-	Series XX	760	760	-
Daniel W. Armstrong	-	Series XX	6,000	6,000	-
David R. Mattson	-	Series XX	252	252	-
David Wagner	-	Series XX	2,532	2,532	-
Dawson James Securities, Inc.	-	Series XX	11,014	11,014	-
Dean Scott Nye	-	Series XX	1,264	1,264	-
Dennis Cryan	-	Series XX	2,100	2,100	-
Donald S. Wegner	-	Series XX	812	812	-
Dram Investments	-	Series XX	2,708	2,708	-
Eisenberg Family Foundation Inc.	-	Series XX	4,000	4,000	-
Elbow Canyon Estates	-	Series XX	1,264	1,264	-
Francis M. Chan Living Trust	-	Series XX	1,354	1,354	-
Gary Lively	-	Series XX	2,380	2,380	-
Gary Lively IRA	-	Series XX	152	152	-
George Wright III	-	Series XX	508	508	-
Gilya Alchits	-	Series XX	2,532	2,532	-
Gregory A. Harrison	-	Series XX	1,264	1,264	-
Intl FCStone Financial Inc C/F Chris Campbell IRA	-	Series XX	1,400	1,400	-
Intl FCStone Financial Inc C/F Nazim Lokhandwala RO IRA	-	Series XX	1,520	1,520	-
Intl FCStone Financial Inc CF Robert Lindmark Sep IRA	-	Series XX	2,000	2,000	-
Investor Company ITF Anson Investments Master Fund LP A/C 5J5636F	-	Series XX	101,264	101,264	-
Jack S. Jacobsen	-	Series XX	5,064	5,064	-
Jason Stern Lyons	-	Series XX	2,139	2,139	-
Jeffrey & Shaela Negus Rev Living Trust J	-	Series XX	1,012	1,012	-
Jennifer Svoboda	-	Series XX	3,899	3,899	-
Jennifer Svoboda C/F Weston Svoboda UTMA/NE	-	Series XX	1,435	1,435	-
Jennifer Svoboda C/F Wryder J Svoboda UTMA/NE	-	Series XX	1,435	1,435	-
Joel Pruzansky	-	Series XX	2,532	2,532	-
Jonathan Stanney IRA	-	Series XX	3,544	3,544	-
John Davis III	-	Series XX	1,264	1,264	-
John R. Baleno	-	Series XX	6,000	6,000	-
Jordan Family LLC	-	Series XX	2,708	2,708	-
Joseph Kazickas	-	Series XX	632	632	-
Joseph Secrist	-	Series XX	707	707	-
Louis M. Ciccone	-	Series XX	1,264	1,264	-
Malcolm Hammond	-	Series XX	5,064	5,064	-
Marian Martinez	-	Series XX	508	508	-
Mark Buster	-	Series XX	252	252	-
Mark Livingston	-	Series XX	1,672	1,672	-
Michael Bannister	-	Series XX	3,036	3,036	-
Michael Corsetto	-	Series XX	252	252	-

Michael Stapley	-	Series XX	608	608	-
Park West Investors Master Fund, Limited	-	Series XX	129,423	129,423	-
Park West Partners International, Limited	-	Series XX	29,096	29,096	-
Patricia Stout IRA Rollover - Pershing LLC as Custodian	-	Series XX	304	304	-
Patrick Caldwell	-	Series XX	834	834	-
Paul R. Lachance	-	Series XX	6,851	6,851	-
Peter G. Les & Georgois D. Vamvakas JTIC	-	Series XX	657	657	-
Philip Braswell	-	Series XX	356	356	-
R. Douglas Armstrong	-	Series XX	4,000	4,000	-
Rick Weber	-	Series XX	252	252	-
Robert D. Keyser, Jr.	-	Series XX	4,000	4,000	-
Robert Stanger	-	Series XX	1,082	1,082	-
Ronald Barlow	-	Series XX	508	508	-
Roseann Wilson	-	Series XX	675	675	-
Roy Grabanski	-	Series XX	1,012	1,012	-
Sally E. Reed	-	Series XX	5,064	5,064	-
Samuel Abshire	-	Series XX	1,264	1,264	-
Scott Stanney	-	Series XX	1,264	1,264	-
Shawn Hooker	-	Series XX	1,264	1,264	-
Stephen Ross TOD	-	Series XX	508	508	-
Steven Alman	-	Series XX	1,012	1,012	-
Steven E. Kantor	-	Series XX	2,532	2,532	-
Wallace Chapiewski	-	Series XX	708	708	-
Warberg WF VII LP	-	Series XX	22,784	22,784	-
William St. Pierre	-	Series XX	1,012	1,012	-
William Stuart	-	Series XX	1,976	1,976	-
Arun Virick	-	Series YY	254	254	-
Charles Strogen	-	Series YY	3,038	3,038	-
Christine A. Mittman	-	Series YY	2,026	2,026	-
Elfatih M. Ibrahim	-	Series YY	12,658	12,658	-
Intl FC Stone C/F Frederick Van Massey Sep IRA	-	Series YY	360	360	-
Intl FC Stone C/F Jay Kopp	-	Series YY	140	140	-
Jason Curtis	-	Series YY	1,045	1,045	-
Jason Eisenbeis & Rhonda Helen Eisenbeis JTWROS	-	Series YY	222	222	-
Matthew M. Bogust	-	Series YY	1,300	1,300	-

Michael Brand Digan	-	Series YY	760	760	-
Norman McClain	-	Series YY	255	255	-
Oretun AS	-	Series YY	1,012	1,012	-
Patricia Farrell Horowitz Trust	-	Series YY	202	202	-
Patrick Caldwell	-	Series YY	153	153	-
Paul David Crain	-	Series YY	1,625	1,625	-
Paul R. Lachance	-	Series YY	1,131	1,131	-
Paul Rodriguez	-	Series YY	1,518	1,518	-
Peter Les & Georgios Vamvakas	-	Series YY	72	72	-
Raul Aparicio	-	Series YY	2,532	2,532	-
Richard Brooks	-	Series YY	836	836	-
Robert Regan	-	Series YY	127	127	-
Seraz Khan & Sabuhi Khan JTWROS	-	Series YY	744	744	-
Sreenivas Sanikommu	-	Series YY	506	506	-
Steven Freifeld	-	Series YY	2,000	2,000	-
Thesken Family LTD Partnership	-	Series YY	760	760	-
Thomas Paukert	-	Series YY	152	152	-
Wei Kai Chang	-	Series YY	506	506	-
William T. Vogt JR	-	Series YY	886	886	-
FBO Andrew Hubert Horodowicz	-	Series YY	632	632	-
Jeffrey Fromowitz TOD Jolie Fromowitz	-	Series YY	1,266	1,266	-
Michael McManus TOD Julie McManus	-	Series YY	1,266	1,266	-
Scott H. Olinick Kerri Olinick Ttee The Olinick Fmly Life Ins Tru U/A 10/27/98	-	Series YY	5,110	5,110	-
Willard Pugh TOD Marie Knutsen-Pugh	-	Series YY	254	254	-
Christine Lindmark	-	Series YY	200	200	-
JJL Capital LLC	-	Series YY	400	400	-
Elvira Seminaro	-	Series YY	760	760	-
George Zemak	-	Series YY	65	65	-
John Shareholder	-	Series YY	3,080	3,080
MMCAP International Inc. SPC	-	Series YY	50,632	50,632	-
Alta Partners LLC	-	Series YY	1,354	1,354	-
Ergomed plc	50,000	-	-	50,000	-

The controlling persons of the non-individual selling shareholders are:

Name of Shareholder	Controlling Person
Auxol Capital LLC	Robert D. Keyser, Jr. and R. Douglas Armstrong
BRR Palm Irr Tr	Roxanne Rosetto
D&C Construction	Bradford Cleaves
DAFNA LifeScience Select LP	Xun Lin
Dawson James Securities, Inc.	Robert Keyser Jr.
Dram Investments	David Olshansky
Eisenberg Family Foundation Inc.	Solomon Eisenberg
Elbow Canyon Estates	Russell Bergstrom
Investor Company ITF Anson Investments Master Fund LP A/C 5J5636F	Amin Nathoo
MMCAP International Inc. SPC	Matthew MacIsaac
Park West Asset Management LLC	Peter S. Park
Warberg WF VII LP	Jonathan Blumberg
Oretun AS	Siem Ole Martin
Patricia Farrell Horowitz Trust	Patricia Farrell Horowitz
Thesken Family LTD Partnership	Laurie Whitaker
Scott H Olinick Kerri Olinick Ttee The Olinick Fmly Life Ins Tru U/A 10/27/98	Scott H Olinick and Kerri Olinick
JJL Capital LLC	John Lowe
Alta Partners LLC	Steven Cohen
Ergomed plc	Richard Barfield

Dawson James Securities, Inc. is a securities broker. R. Douglas Armstrong and Robert D. Keyser are affiliates of Dawson James Securities. Auxol Capital is controlled by Mr. Armstrong and Mr. Keyser.

The shares of common stock may be sold by the selling shareholders by one or more of the following methods, without limitation:

●
a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●
ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

●
face-to-face transactions between sellers and purchasers without a broker/dealer.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling shareholders can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

The selling shareholders and any broker/dealers who act in connection with the sale of its securities may be deemed to be "underwriters" within the meaning of §2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If the selling shareholder enters into an agreement to sell its securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

We have advised the selling shareholders that they, and any securities broker/dealers or others who sell the common stock on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised the selling shareholders that, in the event of a "distribution" of the securities owned by the selling shareholders, the selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of our common stock in connection with this offering.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the Securities Exchange Act of l934 and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information (which includes our financial statements) filed by us can be read and copied at the Commission's Public Reference Room.

The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Public Reference Room is located at 100 F. Street, N.E., Washington, D.C. 20549.

Our Registration Statement and all reports and other information we file with the Securities and Exchange Commission are available at www.sec.gov, the website of the Securities and Exchange Commission.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by CEL-SCI Corporation. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

PART II
Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$1,189
Legal Fees and Expenses	$12,500
Accounting Fees and Expenses	$15,000
Miscellaneous Expenses	$1,311
TOTAL	$30,000

All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Item 15. Recent Sales of Unregistered Securities.

Note Reference
Between October 17, 2016 and June 25, 2020, the Company issued 654,276 shares of its common stock to a number of persons in consideration of investor relations services. The 654,276 shares were valued at approximately $2,237,000.
A, C

On February 15, 2016 the Company sold 52,000 shares of common stock and 26,000 warrants to a private investor for $624,000.	A, C

Between January 2017 and August 2017, the Company issued warrants to persons who purchased registered shares of the Company’s common stock; and the placement agent for these financings.

The warrants (Series GG through LL and Series OO through QQ) collectively allow the holders to purchase up to 3,369,868 shares of the Company’s common stock at prices between $3.594 and $2.30 per share. The warrants expire on various dates between February 2022 and February 2023.
A, B (as to Series GG and HH Warrants)

On June 22, 2017 the Company sold convertible notes in the principal amount of $1,510,000 to six private investors. The notes bear interest at 4% per year and are due and payable on December 22, 2017. At the option of the note holders, the notes can be converted into shares of the Company’s common stock at a conversion rate of $1.69. The purchasers of the convertible notes also received warrants (Series MM) which entitle the purchasers to acquire up to 893,491 shares of the Company’s common stock. The warrants are exercisable at a price of $1.86 per share and expire on June 22, 2022.
B, C

On July 24, 2017 the Company sold convertible notes in the principal amount of $1,235,000 to twelve private investors. The notes bear interest at 4% per year and are due and payable on December 22, 2017. At the option of the note holders, the notes can be converted into shares of the Company’s common stock at a conversion rate of $2.29. The purchasers of the convertible notes also received warrants (Series NN) which entitle the purchasers to acquire up to 539,300 shares of the Company’s common stock. The warrants are exercisable at a price of $2.52 per share and expire on July 24, 2022.
A, C

On July 26, 2017, the Company sold 100,000 shares of its common stock to an accredited investor at a price of $2.29 per share in a registered offering. The Company also issued to the investor in this offering warrants (Series OO) to purchase 60,000 shares of the Company’s common stock. The warrants can be exercised at a price of $2.52 per share at any time on or after January 31, 2018 and on or before July 31, 2022.
A

As of August 18, 2017 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trials. On August 18, 2017 the Company issued Ergomed 480,000 shares of its common stock in partial payment of the amount the Company owed Ergomed.
A, C

On August 22, 2017, the Company sold 1,750,000 registered shares of common stock and warrants (Series PP) to purchase 1,750,000 unregistered shares of the Company’s common stock at a combined offering price of $2.00 per share and warrant. The Series PP warrants have an exercise price of $2.30 per share, are exercisable on February 28, 2018 and expire on February 28, 2023. In addition, the Company issued warrants (Series QQ) to purchase 87,500 shares of unregistered common stock to the placement agent for this financing. The Series QQ warrants have an exercise price of $2.50, are exercisable on February 22, 2018 and expire on August 22, 2022.
A

On November 2, 2017 holders of convertible notes in the principal amount of $1,059,300 sold in June 2017 and holders of convertible notes in the principal amount of $1,235,000 sold in July 2017 agreed to extend the maturity date of these notes to September 21, 2018. In consideration for the extension of the maturity date of the convertible notes, the Company issued a total of 583,057 Series RR warrants to the convertible note holders that agreed to the extension. Each Series RR warrant entitles the holder to purchase one share of the Company's common stock. The Series RR warrants may be exercised at any time on or before October 30, 2022 at an exercise price of $1.65 per share.
A,C

On December 19, 2017 the Company sold 1,289,478 shares of common stock for $2,450,000 to 19 private investors. The purchasers of the common stock also received warrants (Series SS) which entitle the purchasers to acquire up to 1,289,478 shares of the Company’s common stock. The warrants are exercisable at a price of $2.09 per share and expire on December 18, 2022.
A, C

 As of December 31, 2017 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trials. On January 1, 2018 the Company issued Ergomed 660,000 shares of its common stock in partial payment of the amount the Company owed Ergomed.
A, C

On February 5, 2018 the Company sold 2,501,145 shares of common stock for $4,677,140 to 20 private investors. The purchasers of the common stock also received warrants (Series TT) which entitle the purchasers to acquire up to 1,875,860 shares of the Company’s common stock. The Series TT warrants have an exercise price of $2.24, are exercisable on August 6, 2018 and expire on February 5, 2023.
A, C

As of May 15, 2018 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trials. On May 16, 2018 the Company issued Ergomed 600,000 shares of its common stock in partial payment of the amount the Company owed Ergomed.
A, C

On June 11, 2018 holders of notes in the principal amount of $1,860,000 converted their notes into 937,804 shares of the Company’s common stock. The Company issued 28,825 shares of its common stock for $80,710 in accrued but unpaid interest on the notes.
A, C

On June 11, 2018 holders of our notes in the principal amount of $1,860,000 converted their notes into 937,804 shares of our common stock. In consideration for the early conversion of their notes, the note holders received warrants (Series UU) which collectively allow the holders to purchase up to 187,562 shares of our common stock at a price of $2.80 per share at any time on or after December 11, 2018 and at any time on or before June 11, 2020.
A, C

On July 2, 2018, the Company sold 3,900,000 shares of its common stock for aggregate gross proceeds of $5,070,000, or $1.30 per share, in a registered direct offering. In a concurrent private placement, the Company issued warrants (Series VV) to purchase 3,900,000 shares of CEL-SCI’s common stock. The warrants can be exercised at a price of $1.75 per share, commencing six months after the date of issuance and ending five and a half years after the date of issuance. In addition, the Company issued warrants to purchase up to 195,000 shares of CEL-SCI’s common stock to the Placement Agent (Series WW). The Series WW warrants are subject to a 180-day lock-up and may be exercised at any time on or after January 2, 2019 and on or before June 28, 2023 at a price of $1.625 per share.
A

On August 13, 2018, the Company sold 463,855 shares of its common stock for aggregate gross proceeds of $385,000, or $0.83 per share, in a private placement to four officers of the Company.	A, C

As of August 29, 2018, the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trial. On August 30, 2018 the Company issued Ergomed 1,000,000 shares of its common stock in payment of the amounts it owed Ergomed.
A, C

As of January 8, 2019, the Company had outstanding payables to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trial. On January 9, 2019 the Company issued Ergomed 500,000 shares of its common stock in payment of the amounts it owed Ergomed.
A, C

On May 7, 2019, the Company sold 30,612 shares of its common stock for aggregate gross proceeds of $210,000, or $6.86 per share, in a private placement to four officers and a director of the Company.	A, C

On June 3, 2019, the Company sold 6,631 shares of its common stock for aggregate gross proceeds of $25,000, or $3.77 per share, in a private placement to the Chief Executive Officer of the Company.	A, C

On August 15, 2019 the Company issued Ergomed 250,000 shares of its common stock in payment for services.	A, C

On September 4, 2019, the Company sold 7,962 shares of its common stock for aggregate gross proceeds of $57,000, or $7.16 per share, in a private placement to three officers of the Company.	A, C

On October 25, 2019, the Company sold 3,725 shares of its common stock for aggregate gross proceeds of $25,000, or $6.71 per share, in a private placement to the Chief Executive Officer of the Company.
A, C

On January 10, 2020, the Company sold 6,631 shares of its common stock for aggregate gross proceeds of $50,000, or $7.54 per share, in a private placement to the Chief Executive Officer of the Company.
A, C

On February 26, 2020, the Company sold 10,156 shares of its common stock for aggregate gross proceeds of $110,000, or $10.83 per share, in a private placement to three officers and three directors of the Company.
A, C

On April 6, 2020 the Company issued Ergomed 100,000 shares of its common stock in payment for services.	A, C

On May 26, 2020, the Company lowered the exercise price and extended the expiration date of the Series V warrants. For each Series V warrant exercised on or before June 10, 2020 the former holder of the Series V warrant received one Series XX warrant. Every Series XX warrant will allow the holder to purchase one share of the Company's common stock at a price of $18.00 per share at any time on or before September 10, 2020. As of June 10, 2020, 461,953 Series V warrants had been exercised entitling the former holders of the Series V warrants to 461,953 Series XX warrants.. For each Series V warrant exercised after June 10, 2020 but on or before June 25, 2020 the former holder of the Series V warrant received one Series YY warrant. Every two Series YY warrants will allow the holder to purchase one share of the Company's common stock at a price of $20.00 per share at any time on or before September 25, 2020. As of June 25, 2020, 203,678 Series V warrants had been exercised entitling the former holders of the Series V warrants to 101,839 Series YY warrants.
A, C

On June 26, 2020, the Company issued Ergomed 50,000 shares of its common stock in payment for services.	A, C

A.
The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

B.
The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission with respect to the issuance of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

C
No commission or other form of remuneration was given to any person in connection with the sale or issuance of these securities.

Item 16. Exhibits and Financial Statement Schedules

3(a)	Articles of Incorporation	Incorporated by reference to Exhibit 3(a) of CEL-SCI's combined Registration Statement on Form S-1 and Post-Effective Amendment ("Registration Statement"), Registration Nos. 2-85547-D and 33-7531.

3(b)	Amended Articles	Incorporated by reference to Exhibit 3(a) of CEL-SCI's Registration Statement on Form S-1, Registration Nos. 2-85547-D and 33-7531.

3(c)	Amended Articles (Name change only)	Filed as Exhibit 3(c) to CEL-SCI's Registration Statement on Form S-1 Registration Statement (No. 33-34878).

3(d)	Bylaws (as amended)	Incorporated by reference to Exhibit 3(d) of CEL-SCI's Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (No. 333-229295).

4	Shareholders Rights Agreement, as Amended	Incorporated by reference to Exhibit 4 filed with CEL-SCI’s 10-K report for the year ended September 30, 2015.

4(b)	Incentive Stock Option Plan	Incorporated by reference to Exhibit 4 (b) filed on September 25, 2012 with the Company’s registration statement on Form S¬8 (File number 333-184092).

4(c)	Non-Qualified Stock Option Plan	Incorporated by reference to Exhibit 4 (b) filed on August 19, 2014 with the Company’s registration statement on Form S¬8 (File number 333-198244).

4(d)	Stock Bonus Plan	Incorporated by reference to Exhibit 4 (d) filed on September 25, 2012 with the Company’s registration statement on Form S¬8 (File number 333-184092).

4(e)	Stock Compensation Plan	Incorporated by reference to Exhibit 4 (e) filed on September 25, 2012 with the Company’s registration statement on Form S¬8 (File number 333-184092).

4(f)	2014 Incentive Stock Bonus Plan	Incorporated by reference to Exhibit 4 (c) filed with the Company’s registration statement on Form S-8 (333-198244).

5	Legal Opinion

10(l)	First Amendment to Development Supply and Distribution Agreement with Orient Europharma.	Incorporated by reference to Exhibit 10(m) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(m)	Exclusive License and Distribution Agreement with Teva Pharmaceutical Industries Ltd.	Incorporated by reference to Exhibit 10(n) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(n)	Lease Agreement	Incorporated by reference to Exhibit 10(o) filed with CEL-SCI’s 10-K report for the year ended September 30, 2010.

10(p)	Licensing Agreement with Byron Biopharma	Incorporated by reference to Exhibit 10(i) of CEL-SCI’s report on Form 8-K dated March 27, 2009

10(z)	Development, Supply and Distribution Agreement with Orient Europharma	Incorporated by reference to Exhibit 10(z) filed with CEL-SCI’s report on Form 10-K for the year ended September 30, 2003.

10(ii)	Securities Purchase Agreement and the form of the Series R warrant, which is an exhibit to the Securities Purchase Agreement	Incorporated by reference to Exhibit 10(ii) of CEL-SCI’s report on Form 8-K dated December 5, 2012.

10(nn)	Underwriting Agreement, together with the form of Series S warrant which is an exhibit to the underwriting agreement	Incorporated by reference to Exhibit 1.1 of CEL-SCI’s report on Form 8-K dated October 8, 2013.

10(oo)	Underwriting Agreement, together with the form of Series S warrant which is an exhibit to the Underwriting Agreement.	Incorporated by reference to Exhibit 1.1 of CEL-SCI’s report on Form 8-K dated December 19, 2013.

10(pp)	Underwriting Agreement, together with the form of Series T warrant which is an exhibit to the warrant agent agreement	Incorporated by reference to Exhibit 1.1 of CEL-SCI’s report on Form 8-K dated April 15, 2014.

10(qq)	Underwriting Agreement, together with the form of Series S warrant which is an exhibit to the warrant agent agreement	Incorporated by reference to Exhibit 1.1 of CEL-SCI’s report on Form 8-K dated October 23, 2014.

10(rr)	Assignment and Assumption Agreement with Teva Pharmaceutical Industries, Ltd. and GCP Clinical Studies, Ltd.	Incorporated by reference to Exhibit 10(rr) of CEL-SCI’s report on Form 10-K/A report for the year ended September 30, 2014 dated April 17, 2015.

10(ss)	Service Agreement with GCP Clinical Studies, Ltd., together with Amendment 1 thereto*	Incorporated by reference to Exhibit 10(ss) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (tt)	Joinder Agreement with PLIVA Hrvatska d.o.o.	Incorporated by reference to Exhibit 10(tt) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (uu)	Master Service Agreement with Ergomed Clinical Research, Ltd., and Clinical Trial Orders thereunder	Incorporated by reference to Exhibit 10(uu) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (vv)	Co-Development and Revenue Sharing Agreement with Ergomed Clinical Research Ltd., dated April 19, 2013, as amended	Incorporated by reference to Exhibit 10(vv) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (ww)	Co-Development and Revenue Sharing Agreement II: Cervical Intraepithelial Neoplasia in HIV/HPV co-infected women, with Ergomed Clinical Research Ltd., dated October 10, 2013, as amended	Incorporated by reference to Exhibit 10(ww) of CEL- first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (xx)	Co-Development and Revenue Sharing Agreement III: Anal warts and anal intraepithelial neoplasia in HIV/HPV co-infected patients, with Ergomed Clinical Research Ltd., dated October 24, 2013	Incorporated by reference to Exhibit 10(xx) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (yy)	Master Services Agreement with Aptiv Solutions, Inc.	Incorporated by reference to Exhibit 10(yy) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (zz)	Project Agreement Number 1 with Aptiv Solutions, Inc. together with Amendments 1 and 2 thereto*	Incorporated by reference to Exhibit 10(zz) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (aaa)	Second Amendment to Development Supply and Distribution Agreement with Orient Europharma	Incorporated by reference to Exhibit 10(aaa) of CEL-SCI’s first amendment to its Form 10-K report for the year ended September 30, 2014 dated April 17, 2015.

10 (ddd)	Warrant Agent Agreement (as amended), Series V warrants	Incorporated by reference to Exhibit 10 (ccc) of CEL-SCI’s report on Form 8-K filed on May 29, 2015.

10 (eee)	Assignment of Proceeds and Investment Agreement between CEL-SCI Corporation and Lake Whillans Vehicle 1.	Incorporated by reference to Exhibit 10 (ddd) of CEL-SCI’s report on Form 8-K filed on October 16, 2015.

10 (ggg)	Warrant Agent Agreement, Series W warrants	Incorporated by reference to Exhibit 10 (eee) of CEL-SCI’s report on Form 8-K filed on October 23, 2015.

10 (jjj)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(jjj) of CEL-SCI’s report on Form 8-K dated May 19, 2016.

10 (kkk)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(kkk) of CEL-SCI’s report on Form 8-K dated August 24, 2016.

10 (lll)	Termination Agreement with Maximilian de Clara	Incorporated by reference to Exhibit 10(lll) of CEL-SCI’s report on Form 8-K dated September 2, 2016.

10(mmm)	Employment Agreement with Geert Kersten (2016-2019)	Incorporated by reference to Exhibit 10(mmm) of CEL-SCI’s report on Form 8-K dated September 2, 2016.

10 (nnn)	Employment Agreement with Patricia Prichep (2016-2019)	Incorporated by reference to Exhibit 10(nnn) of CEL-SCI’s report on Form 8-K dated September 2, 2016.

10 (ooo)	Employment Agreement with Eyal Taylor (2016-2019)	Incorporated by reference to Exhibit 10(ooo) of CEL-SCI’s report on Form 8-K dated September 2, 2016.

10 (ppp)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(ppp) of CEL-SCI’s report on Form 8-K dated December 1, 2016.

10 (qqq)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(qqq) of CEL-SCI’s report on Form 8-K dated February 16, 2017.

10 (rrr)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(rrr) of CEL-SCI’s report on Form 8-K dated March 8, 2017.

10 (sss)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(sss) of CEL-SCI’s report on Form 8-K dated April 30, 2017.

10 (ttt)	Securities Purchase Agreement (sale of 100,000 shares to private investor, plus Series OO warrants).	Incorporated by reference to Exhibit 10(ttt) of CEL-SCI’s report on Form 8-K dated July 27, 2017.

10 (uuu)	Securities Purchase Agreement with Ergomed	Incorporated by reference to Exhibit 10(uuu) of CEL-SCI’s report on Form 8-K dated August 17, 2017.

10 (vvv)	Securities Purchase Agreement	Incorporated by reference to Exhibit 10(vvv) of CEL-SCI’s report on Form 8-K dated August 22, 2017.

10 (www)	Amendment No. 1 to Assignment of Proceeds and Investment Agreement	Incorporated by reference to Exhibit 10(www) of CEL-SCI’s report on Form 8-K dated November 2, 2017.

10 (xxx)	Amendment to Convertible Promissory Notes	Incorporated by reference to Exhibit 10(xxx) of CEL-SCI’s registration statement on Form S-1 dated January 5, 2018.

10 (zzz)	Securities Purchase Agreement with Ergomed	Incorporated by reference to Exhibit 10(zzz) of CEL-SCI’s report on Form 8-K dated January 1, 2018.

10.1	Securities Purchase Agreements (December 2017 Financing)	Incorporated by reference to Exhibit 10.1 of CEL-SCI’s registration statement on Form S-1 dated January 5, 2018.

10.2	Securities Purchase Agreements (February 2018 Financing)	Incorporated by reference to Exhibit 10.1 of CEL-SCI’s registration statement on Form S-1 dated February 14, 2018.

10.3	Securities Purchase Agreement with Ergomed	Incorporated by reference to Exhibit 10.3 of CEL-SCI’s report on Form 8-K dated May 21, 2018.

10.4	Securities Purchase Agreement	Incorporated by reference to Exhibit 10.4 of CEL-SCI’s report on Form 8-K dated June 29, 2018.

10.5	Securities Purchase Agreement	Incorporated by reference to Exhibit 10.5 of CEL-SCI’s report on Form 8-K dated August 31, 2018.

10.6	Securities Purchase Agreement with Ergomed	Incorporated by reference to Exhibit 10.6 of CEL-SCI’s report on Form 8-K dated August 16, 2019.

10.7	2019 Non-Qualified Stock Option Plan	Incorporated by reference to Exhibit 10.7 of CEL-SCI’s report on Form 8-K dated October 15, 2019.

10.8	2019 Stock Compensation Plan	Incorporated by reference to Exhibit 10.8 of CEL-SCI’s report on Form 8-K dated October 15, 2019.

10.9	Securities Purchase Agreement with Ergomed	Incorporated by reference to Exhibit 10.9 of CEL-SCI’s registration statement on Form S-1 (File # 333-229295)

10.10	Warrant Solicitation Agreement with Dawson James Securities, Inc.

10.11	Securities Purchase Agreement with Ergomed

23.1	Consent of Hart & Hart, LLC

23.2	Consent of BDO USA, LLP

*  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks (*)

Item 17.   Undertakings

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section l0 (a)(3) of the Securities Act:

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Vienna, Virginia on the 2nd day of July 2020.

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert Kersten
Chief Executive, Financial and Accounting Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Geert Kersten	Chief Executive, Financial and Accounting Officer	July 2, 2020
Geert Kersten

/s/ Peter Young	Director	July 2, 2020
Peter R. Young

/s/ Bruno Baillavoine	Director	July 2, 2020
Bruno Baillavoine

/s/ Robert Watson	Director	July 2, 2020
Robert Watson